Exhibit 10.1

AMENDMENT

This AMENDMENT (this “Agreement”) is made and is effective as of July 7, 2015 (the “Effective Date of Termination”) by and between Immune Pharmaceuticals Inc., a Delaware corporation having its principal office at 430 East 29th Street, Suite 940, New York, New York (“Immune”) and Endo Pharmaceuticals Inc., a Delaware corporation, having its principal office at 1400 Atwater Drive, Malvern, PA 19355, USA (“Endo”) (each of Immune and Endo being a “Party,” and collectively, the “Parties”).

WHEREAS, pursuant to the License Agreement between EpiCept Corporation (“EpiCept”) and Endo dated as of December 18, 2003 (the “License Agreement”) attached hereto as Annex A, Endo obtained from EpiCept (i) a license to develop, market, use, sell, offer for sale and import the LidoPAIN® BP Product within the Territory and, (ii) a license to develop, make, have made, manufacture, market, use, sell, offer for sale and import the Endo BP Product within the Territory; and

WHEREAS, Immune is the successor in interest of EpiCept; and

WHEREAS, the Parties desire to mutually terminate such License Agreement on the terms and conditions set forth below;

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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DEFINITIONS

Defined terms used in this Agreement shall have the meanings designated to them under the License Agreement unless otherwise specifically indicated.

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LICENSE AGREEMENT TERMINATION

2.1 Termination of License Agreement. On the Effective Date of Termination, the License Agreement and all rights and licenses granted to the Parties thereunder, as well as obligations of the Parties thereunder, shall be terminated.

2.2 Termination of Activities. On the Effective Date of Termination, the Parties shall stop performing under the License Agreement, and no new development or other activities shall be undertaken.

2.3 Patents Transfer. On the Effective Date of Termination, Immune shall transfer and assign to Endo all of EpiCept’s right, title and interest in and to the EpiCept Licensed Patents in accordance with the Patent Assignment attached as Annex B hereto. EpiCept and/ or Immune have incurred $12,618.76 of Prosecution costs since mid-2010, and has provided evidence thereof to Endo. Endo has agreed to pay to Immune 50% of such Prosecution costs, or $6,309.88 in accordance with the provisions of Section 10.2 of the License Agreement. Endo also agrees that all ongoing Prosecution costs related to the EpiCept Licensed Patents are hereby assumed by Endo.

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2.4 Effective upon assignment of the EpiCept Licensed Patents, Endo hereby grants to Immune a royalty-free, non-exclusive, transferable license to the EpiCept Licensed Patents to develop, make, use, sell, offer for sale and import the LidoPAIN BP Product.

2.5 Return of Confidential Information. Promptly after the Effective Date of Termination, unless otherwise directed by the Parties, each Party shall return all the other Party’s Confidential Information, except for a single copy for documentation purposes only.

2.6. Immune Retained Intellectual Property. After the Effective Date of Termination, Immune shall retain exclusive rights to EpiCept Improvements, EpiCept Product Registration Data, EpiCept Technology, and EpiCept Trademarks .

MILESTONE AND ROYALTY PAYMENTS

2.6 Payment. The Parties agree that Endo shall have no obligation to obtain any indication of lower back pain, either acute or chronic, for its product, Lidoderm® or any other lidocaine based product (the “Indication”). However, in the event Endo obtains the Indication, Endo shall pay to Immune the Milestone Payments set forth in Section 4.2(b) of the License Agreement and Royalties set forth in Section 5.1 of the License Agreement during the Royalty Term, as such payments would have applied to a Licensed Product. If such Royalties would be payable, Sections 5.2 through 5.7 of the License Agreement would apply.

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INTELLECTUAL PROPERTY

3.1 Intellectual Property. Except as expressly set forth herein, including in Section 2.3 and section 2.5 hereto, as between the Parties, each Party is and shall remain the owner of all intellectual property and Confidential Information that it owns or controls as of the Effective Date of Termination or that it develops or acquires thereafter pursuant to activities independent of the License Agreement.

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CONFIDENTIALITY

4.1 Terms of Agreement. Subject to Section 4.2 below, no Party shall, without the prior written consent of the other Party, disclose in any manner to any Third Party the material terms and conditions of this Agreement, except for terms or subject matter which has been the subject of prior public disclosure or has been mutually approved for such disclosure. Notwithstanding the foregoing, each Party shall have the right to disclose the material terms of this Agreement in confidence to any bona fide potential or actual investor, investment banker, counsel, acquirer, merger or acquisition target or sublicensee that is otherwise bound by obligations of confidentiality at least as restrictive as those contained in this Agreement.

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4.2 Mandatory Disclosure.

(a) Notification and Consultation. In the event that a Party is required by applicable statute or regulation or by court order or judicial or administrative process to disclose any part of the other Party’s Confidential Information, trade secrets, or any material terms or conditions of this Agreement, such Party shall (i) promptly notify the other Party of each such requirement and identify the documents so required thereby, so that such Party may seek or request the other Party to seek an appropriate protective order, confidential treatment or other remedy and/or waive compliance by such Party with the provisions of this Agreement and (ii) consult with such Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement. Each of Immune and Endo shall have the right to disclose information regarding this Agreement to the extent such disclosure is required by applicable laws or stock exchange rules.

(b) Limited Disclosure. If, in the absence of such a protective order, confidential treatment request, other remedy or waiver by a Party, the other Party is nonetheless required to disclose any part of the other Party’s Confidential Information, trade secrets, or any material terms or conditions of this Agreement, a Party may disclose such Confidential Information, trade secrets, or material terms or conditions without liability under this Agreement, except that it shall furnish only that portion of the Confidential Information, trade secrets, or material terms or conditions that is legally required.

4.3 Public Announcements. Neither Party shall make any statement to the public regarding the execution and/or any other aspect of the subject matter of this Agreement, except: (i) where a Party reasonably believes disclosure is required under applicable laws, and (ii) either Party shall obtain the prior written consent of the other party.

4.4 Use of Names. Neither party shall not make use of the name of the other party in any advertising or promotional material, or otherwise, without the prior written consent of the other party, except pursuant to Section 6.1.

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REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 Mutual Representations and Warranties of Immune and Endo. Each of Immune and Endo hereby represents and warrants to the other Party as of the Effective Date of Termination as follows:

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(a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It has the requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted by it.

(b) It has the requisite corporate power and authority to enter into this Agreement and to perform the services contemplated hereunder. All corporate actions on its part necessary for (i) the authorization, execution, delivery and performance by it of this Agreement, and (ii) the consummation of the transactions contemplated hereby, have been duly taken.

(c) Assuming the due authorization, execution and delivery by the other Party, this Agreement is its legally valid and binding obligation, enforceable against it in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court or other tribunal before which any proceeding may be brought).

(d) There is no contractual restriction or obligation binding on either Party which would be materially contravened by execution and delivery of this Agreement or by the performance or observance of its terms.

5.2 Representations and Warranties of Immune. Immune additionally represents and warrants to Endo as of the Effective Date of Termination as follows:

(a) Immune owns all right, title and interest in and to the EpiCept Licensed Patents free and clear of all Liens and Other Encumbrances and has full right, power and authority, and is not prohibited by the terms of any agreement to which it is a party, from transferring and assigning the EpiCept Licensed Patents to Endo.

(b) Immune has not previously and will not in the future grant any rights inconsistent with rights granted herein.

(c) No Action or Proceeding relating to EpiCept Licensed Patents has been instituted and is pending, or to the Knowledge of Immune, threatened.

(d) To the Knowledge of Immunet, the EpiCept Licensed Patents do not infringe upon or otherwise violate the intellectual property rights of any Person.

(e) To the Knowledge of Immune, the EpiCept Licensed Patents are valid and enforceable and have been properly registered or filed and properly maintained under all Applicable Laws.

5.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS ARTICLE 5, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

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INDEMNIFICATION AND LIMITATION OF LIABILITY

6.1 Indemnification by Endo. Endo shall indemnify, defend and hold Immune, its Affiliates, and their respective directors, officers, employees, consultants, contractors, sublicensees and agents (collectively, the “Immune Indemnitees”) harmless from and against any and all claims, suits, proceedings or causes of action (“Claims”) brought by a Third Party against such Immune Indemnitee, including any damages or other amounts payable to such Third Party, as well as any reasonable attorneys’ fees and costs of litigation incurred as to any such Claim (collectively, “Damages”), in each case resulting from or based on: (a) Endo’s breach of this Agreement; or (b) the negligence or willful misconduct of Endo, its Affiliates or their respective employees, contractors or agents in the performance of this Agreement. The foregoing indemnity obligation shall not apply to the extent such Claims or Damages result from any matter for which Immune is required to indemnify Endo.

6.2 Indemnification by Immune. Immune shall indemnify, defend and hold Endo, its Affiliates, and their respective directors, officers, employees, consultants, contractors, sublicensees and agents (collectively, the “Endo Indemnitees”) harmless from and against any and all Claims brought by a Third Party against such Endo Indemnitee, including any Damages resulting therefrom, in each case resulting from or based on: (a) Immune’s breach of this Agreement; (b) the negligence or willful misconduct of Immune, its Affiliates or (sub)licensees, or their respective employees, contractors or agents in the performance of this Agreement. The foregoing indemnity obligation shall not apply to the extent such Damages result from any matter or claim for which Endo is required to indemnify Immune.

6.3 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATION WILL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS TO THE OTHER PARTY UNDER THIS ARTICLE 6.

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MISCELLANEOUS

7.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing and shall be deemed given only (a) when delivered to the Party personally, (b) five (5) days after sent to the Party by registered mail, return receipt requested, postage prepaid, (c) the second Business Day after sent by a nationally recognized courier service guaranteeing next-day or second-day delivery, charges prepaid, in each case addressed to the Party at its address set forth below, or (d) the first Business Day after sent by facsimile transmission to the number set forth below, or at such other address or fax number as such Party may from time to time specify by notice given in the manner provided herein to the Party entitled to receive notice hereunder:

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For Immune:	Chief Executive Officer
Immune Pharmaceuticals Inc.
430 East 29th Street Suite 940
New York, NY 10036

For Endo:	Chief Legal Officer
Endo Pharmaceuticals Inc.
1400 Atwater Drive
Malvern, PA 19355
FAX: (484) 713-5204

7.2 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement supersedes any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

7.3 Assignment. Neither Party may assign or otherwise transfer this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign all or part of this Agreement without the consent of the other Party to any Affiliate or in connection with the acquisition of such Party or the sale of all or substantially all of the assets of such Party. Any assignment of this Agreement in violation of this Section 7.3 shall be null and void. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

7.4 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to minimize the effect of and overcome or remove the cause or condition causing such force majeure. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties, including, without limitation, an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

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7.5 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.

7.6 Independent Contractor. Each Party shall be acting as an independent contractor in performing under this Agreement and shall not be considered or deemed to be an agent, employee, joint venturer or partner of the other Party.

7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

7.8 No Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.9 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Endo and Immune.

7.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law rules. The terms of Section 11.9 of the License Agree shall apply to this Agreement.

7.11 Survival. Articles 4, 6 and 7 shall survive any termination or expiration of this Agreement.

7.12 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.

7.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement. A facsimile or photocopied signature (which may delivered by facsimile or email) shall be deemed to be the functional equivalent of an original for all purposes.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

IMMUNE Pharmaceuticals Inc.

By:	/s/ Daniel Teper

Name:	Daniel Teper

Title:	CEO

ENDO PHARMACEUTICALS INC.

By:	/s/ Guy Donatiello

Name:	Guy Donatiello

Title:	SVP Intellectual Property